UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2018

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether any of the registrants is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, upon the recommendation of the Corporate Governance Committee, the Board of Directors (the “Board”) of Public Service Enterprise Group Incorporated (the “Company”) elected Laura A. Sugg to serve as a new director effective January 1, 2019. The Board has determined that Ms. Sugg is an independent director within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Ms. Sugg has been appointed to the Corporate Governance Committee of the Board, the Fossil Generation Operations Oversight Committee of the Board and the Nuclear Generation Operations Oversight Committee of the Board, with such appointments to be effective upon her becoming a director.

As of the date of her election to the Board, Ms. Sugg will participate in the Company’s compensation plans for non-management directors, as described under “Proposal 1: Election of Directors—Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 13, 2018.

No arrangement or understanding exists between Ms. Sugg and any other person pursuant to which Ms. Sugg was selected as a director of the Company.

The Company issued a press release on December 20, 2018 announcing the election of Ms. Sugg. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.	Press Release dated December 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
(Registrant)

By:	/s/ Stuart J. Black
STUART J. BLACK
Vice President and Controller
(Principal Accounting Officer)

Date: December 20, 2018

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